UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) May 17, 2012


                                   VUMEE INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                       000-53910                  35-2340897
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

50 East Sample, Suite 301, Pompano Beach, FL                        33064
  (Address of principal executive offices)                        (Zip Code)

                                 1-800-854-0654
              (Registrant's telephone number, including area code)

                                      n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Effective May 17 2012, Stacie Daley resigned as secretary of our company. Ms. Daley's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Ms. Daley's resignation, we appointed Louis Rosen, our chief financial officer, chief operating officer and director, as secretary of our company, effective May 17, 2012.

Also effective May 17, 2012, we decreased the number of directors on our board of directors to two (2). Our board of directors now consists of Louis Rosen and Michael Spiegel.

LOUIS ROSEN

Since June 1994, Louis Rosen has been the vice president of Keystone Wire, a division of Lynn Electronics Corp., a wire and cable provider located in Pompano Beach, Florida. Mr. Rosen earned a Bachelor's Degree in Education from the Temple University, in Philadelphia, Pennsylvania, in June 1976. Mr. Rosen earned a JD in Law from Temple University, in Philadelphia, Pennsylvania in 1980.

We appointed Mr. Rosen as secretary of our company due to his extensive experience owning and operating numerous business ventures.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VUMEE INC.


/s/ Michael Spiegel
-------------------------------
Michael Spiegel
President and Director

Date: June 19, 2012


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